Exhibit 10.1

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

COMPTROLLER OF THE CURRENCY

In the Matter of:	)
Solera National Bank	)	AA-WE-10-120
Lakewood, Colorado	)

STIPULATION AND CONSENT TO THE

ISSUANCE OF A CONSENT ORDER

The Comptroller of the Currency of the United States of America (“Comptroller”) intends to initiate cease and desist proceedings against the Solera National Bank, Lakewood, Colorado (“Bank”), pursuant to 12 U.S.C. § 1818(b) through the issuance of a Notice of Charges for an Order to Cease and Desist for unsafe or unsound practices relating to credit risk management, strategic planning, and Board and management oversight of the Bank.

The Bank, in the interest of compliance and cooperation and to avoid the necessity for the issuance of a Notice of Charges and a hearing, consents to the issuance of an Amended Consent Order dated December 16, 2010 (the “Order”).

In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

Article I

Jurisdiction

(1)                                  The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

(2)                                  The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).

(3)                                  The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).

(4)                                  The Order shall not be construed to require the Bank “to meet and maintain a specific capital level” within the meaning of 12 C.F.R. § 6.4.

Article II

Agreement

(1)                                  The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.

(2)                                  The Bank further agrees that said Order shall be deemed an “order issued with the consent of the depository institution” as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i). Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law.  The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.

(3)                                  The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.

Article III

Waivers

(1)                                  The Bank, by signing this Stipulation and Consent, hereby waives:

(a)                                  the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

(b)                                 any and all procedural rights available in connection with the issuance of this Order;

(c)                                  all rights to a hearing and a final agency decision with regard to the issuance of this Order pursuant to 12 U.S.C. § 1818(i), 12 C.F.R. Part 19;

(d)                                 all rights to seek any type of administrative or judicial review with regard to the issuance of this Order; and

(e)                                  any and all rights to challenge or contest the validity of the Order.

Article IV

Other Action

(1)                                  The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, it deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set her hand on behalf of the Comptroller.

/s/ Karen M. Boehler	December 16, 2010
Karen M. Boehler	Date
Assistant Deputy Comptroller
Denver Field Office

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Norma R. Akers	December 16, 2010
Norma Akers	Date

/s/ Rob Alvarado	December 20, 2010
Rob Alvarado	Date

/s/ Maria G. Arias	December 20, 2010
Maria Arias	Date

/s/ Douglas Crichfield	December 16, 2010
Douglas Crichfield	Date

/s/ Robert M. Gallegos	December 16, 2010
Robert Gallegos	Date

/s/ Ronald Montoya	December 16, 2010
Ronald Montoya	Date

/s/ Ray L. Nash	December 16, 2010
Ray Nash	Date

/s/ Joel Rosenstein	December 16, 2010
Joel Rosenstein	Date

/s/ Basil Sabbah	December 16, 2010
Basil Sabbah	Date

/s/ Stan Sena	December 16, 2010
Stan Sena	Date

/s/ Larry D. Trujillo	December 21, 2010
Larry Trujillo	Date

/s/ K.C. Veio	December 16, 2010
K.C. Veio	Date